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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-93538, 33-41453, 33-48646, 33-77080, 333-4620 and 333-31753 on Forms S-8 of
Somanetics Corporation of our report dated January 9, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty concerning the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 1997.



/S/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Detroit, Michigan
January 28, 1998